Exhibit 4.3

Warrant Holder: Kubera North America, Inc.

WARRANT

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 4	Number of Shares: 458,575
Warrant Exercise Price: $4.19 per share
Issuance Date: October 5, 2018	Expiration Date: October 5, 2025

Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that Kubera North America, Inc. (the “Holder”), the registered Holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof (the “Effective Date”), but not after 11:59 P.M.  Eastern Time on the Expiration Date (as defined herein), 458,575 fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share of $4.19. Upon the written request of the Holder, the Company shall promptly, but in no event later than three (3) Business Days following the receipt of such notice, confirm in writing to any such Holder the number of shares of Common Stock available to purchase from the Company upon surrender of this Warrant. The Holder and the Company agree that notwithstanding any terms to the contrary contained herein, the Holder shall have no right to exercise this Warrant until the Effective Date.

Section 1.               Definitions

(a)            The following words and terms as used in this Warrant shall have the following meanings:

(i)              “Affiliated Entity” means any general partner of a Person, if such Person is a partnership, or any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or in under common control with, such Person.

(ii)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the State of New York are authorized or required by law to remain closed.

(iii)           “Common Stock” means (i) the Company’s Common Stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(iv)           “Effective Date” means the October 5, 2018.

(v)            “Expiration Date” means October 5, 2025.

Warrant Holder: Kubera North America, Inc.

(vi)           “Issuance Date” means October 5, 2018.

(vii)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(viii)         “Registration” means consummation of the Company’s sale of its Common Stock or other capital stock pursuant to a registration statement which is declared effective in accordance with the Securities Act (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

(ix)            “Registration Expenses” means all fees and expenses incident to the Company’s performance of or compliance with Section 4 of this Warrant, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or “blue sky” laws, and (C) transfer taxes); (ii) printing, messenger, telephone and delivery expenses; (iii) fees and disbursements of counsel for the Company; (iv) fees and disbursements of all independent certified public accountants retained by the Company; (v) underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Warrant Shares); (vi) Securities Act liability insurance, if the Company so desires such insurance; (vii) internal expenses of the Company; (viii) the expense of any annual audit; (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange; and (x) the fees and expenses of any Person, including special experts, retained by the Company.

(x)             “Securities Act” means the Securities Act of 1933, as amended.

(xi)           “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xii)           “Warrant Exercise Price” shall be the price set forth on page one of this Warrant or as subsequently adjusted as provided in Section 8 hereof.

(b)            Other Definitional Provisions.

(i)             Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)            When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

Warrant Holder: Kubera North America, Inc.

(iii)           Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.               Exercisability of Warrant.

(a)            The number of shares of Common Stock issuable pursuant to this Warrant shall vest as follows:

(i)             152,853 shares of Common Stock shall be vested and exercisable on the Issuance Date.

(ii)             8,493 shares of Common Stock shall be vested and exercisable on the 5th of each month, commencing on November 5, 2018 and ending on October 5, 2021 (as adjusted in the final period for rounding based on scheduled vesting of 152,858 and 1/3 shares of Common Stock on the Issuance Date and 8,192 and 1/3 on other vesting dates).

(b)            Unvested portions of this Warrant cannot be exercised until they are vested.

Section 3.               Exercise of Warrant.

(a)            Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the Effective Date, and prior to 11:59 P.M.  Eastern Time on the Expiration Date, by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased which shall not be less than 5,000 shares in each case (or if less than 5,000 shares are available to purchase from the Company pursuant to this Warrant), such lesser amount (as such minimum number may be adjusted pursuant to Section 9), (ii) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and (iii) the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above the Holder of this Warrant shall be deemed for all corporate purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Warrant Holder: Kubera North America, Inc.

(b)            The Company shall use best efforts to cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system if there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the time and date that is no later than 11:00 am, Eastern time, on the tenth (10th) trading day after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the Aggregate Exercise Price (such date, the “Warrant Share Delivery Date”). In no event may the Warrants be settled in cash. If there is no effective registration statement permitting the resale of the Warrant Shares, then any Warrant Shares delivered upon exercise of this Warrant shall be restricted shares. The Company has no obligation of any kind to register the Warrant Shares for resale. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 3(e) prior to the issuance of such shares, having been paid.

(c)            Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than thirty (30) Business Days after any exercise and at its own expense, upon written request of the Holder issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d)            No fractional Warrant Shares are to be issued upon any exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e)            Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Warrant Power in the form attached hereto as Exhibit B duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Warrant Holder: Kubera North America, Inc.

(f)            If at any time the Company proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of this Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a Holder of a number of shares of Common Stock equal to the number of shares issuable upon exercise of this Warrant immediately prior to such reorganization, consolidation, merger, sale, or conveyance. The Company shall give the Holder of this Warrant ten (10) Business Days’ prior written notice of the proposed effective date of any such merger, consolidation, reorganization, sale or conveyance, and the Company shall also give the Holder of this Warrant ten (10) Business Days’ prior written notice of the commencement of the Company’s voluntary or involuntary dissolution, liquidation or winding up. If the property to be received upon such merger, consolidation, reorganization, sale or conveyance is not equity securities, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

(g)            If, at any time while this Warrant is outstanding, the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

Section 4.               Piggyback Registration Rights.

(a)            Whenever the Company proposes a Registration and the registration form to be used may be used for the registration of Warrant Shares (a “Piggyback Registration”), the Company will give ten (10) days prior written notice to the Holder of its intention to effect such a Registration and include in such Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Warrant Shares with respect to which the Company has received written requests for inclusion therein within five (5) days after the receipt of the Company’s notice.

(b)            The Company will include in such Registration all securities requested to be included in such Registration; provided that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of securities, if any, requested to be included in such Registration pro rata, if necessary, among the holders of such other securities who have demand registration rights; (iii) third, the number of securities, if any, requested to be included in such Registration pro rata, if necessary, among the holders of such other securities who have piggyback registration rights, including the Holder, and (iv) fourth, other securities, if any, requested to be included in such registration pro rata, if necessary, among the holders of such other securities on the basis of the number of such other securities requested to be included therein by each such holder.

Warrant Holder: Kubera North America, Inc.

(c)            During such time as the Holder may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, the Holder shall distribute any Warrant Shares held by the Holder only under the registration statement and solely in the manner described therein.

(d)            The Company will pay all Registration Expenses in connection with any Piggyback Registration whether or not such Piggyback Registration has become effective.

Section 5.               Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)            This Warrant is duly authorized and validly issued.

(b)            All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)            The Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

(d)            The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant.

Section 6.               Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Warrant Holder: Kubera North America, Inc.

Section 7.               Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and other applicable securities laws. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 8.               Ownership and Transfer.

(a)            The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person or entity in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)            The Company agrees that, subject to the satisfaction of the conditions set forth in this Section 8(b), the Holder shall be entitled to transfer all or any portion of this Warrant or of the Warrant Shares (i) in the case that the Holder is an incorporated or other entity, to an Affiliated Entity of the Holder or (ii) in the case that the Holder is a natural person, for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such family members. The Holder agrees not to make any transfer or disposition of the Warrant or all or any portion of the Warrant Shares to any Affiliated Entity, family member or custodian or trustee or to any other Person unless and until (i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (ii) the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant and any other stockholder or similar agreement among substantially all other holders of Common Stock as reasonably requested by the Company. Any transfer in violation of this Section 8(b) shall be void ab initio.

Warrant Holder: Kubera North America, Inc.

Section 9.               Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)            Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)            Notices. Promptly upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

Section 10.             Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.             Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	Kubera North America, Inc.
c/o McCue, Sussmane, Zapfel, Cohen & Youbi, PC
500 Fifth Avenue, Suite 3020
New York, NY 10110

If to the Company, to:	Inhibikase Therapeutics, Inc.
3350 Riverwood Parkway,
Suite 1900 Atlanta, GA 30339
Attn: Milton Werner, Ph.D.
President and CEO

Warrant Holder: Kubera North America, Inc.

Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.             Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

Section 13.             Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended by a writing executed by both the Company and the Holder.

Section 14.             Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 15.             Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

Section 16.             Lock-Up Agreement. If requested by the Company and the representative underwriter, Holder agrees to enter into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which it will not, for a period of no more than 180 days following the effective date of the first registration statement of the Company’s initial public offering, offer, sell or otherwise dispose of the Warrant Shares or any other equity securities of the Company held. The Lock-up Agreement shall provide that the provisions thereof may be waived with the consent of the Company and the representative underwriter.

[signature page follows]

Warrant Holder: Kubera North America, Inc.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

Kubera North America, Inc.		Inhibikase Therapeutics, Inc.

By:	/s/ Jacquelin Finesod	By:	/s/ Milton H. Werner, Ph.D
Name:	Jacquelin Finesod	Name:	Milton H. Werner, Ph.D
Title:	President	Title:	President & Chief Executive Officer

[Signature page to Warrant Agreement]

Warrant Holder: Kubera North America, Inc.

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

The undersigned Holder hereby exercises the right to purchase           shares of Common Stock (“Warrant Shares”) of Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.             Payment of Warrant Exercise Price. The Holder shall pay the sum of $                        to the Company in accordance with the terms of the Warrant.

2.              Delivery of Warrant Shares. The Company shall deliver to the Holder                      Warrant Shares in accordance with the terms of the Warrant and will issue said Warrant Shares in the name of the undersigned or in such other name or names as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER:]

Name of Holder:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

Warrant Holder: Kubera North America, Inc.

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                   , Federal Identification No.                , a warrant to purchase        shares of the capital stock of Inhibikase Therapeutics, Inc., a Delaware corporation, represented by warrant certificate no.         , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint          , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:
Name:
Title:

B-1